UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 4
 TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Petrus Resources Corporation
(Exact Name of registrant in its charter)

Delaware	6770	47-1169948
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

 15321 NW 60th Avenue, Suite 109
Miami Lakes, FL  33014
941-347-7380
 (Address and telephone number of principal executive offices)

Charles B. Pearlman, Esq.
Brian A. Pearlman, Esq.
Pearlman Law Group LLP
2200 Corporate Blvd. NW, Suite 210, Boca Raton, FL 33431
(561) 362-9595
(Name, address and telephone number of agent for service)

Copies to:
Charles B. Pearlman, Esq.
Brian A. Pearlman, Esq.
Pearlman Law Group LLP
2200 Corporate Blvd. NW, Suite 210, Boca Raton, FL 33431
Electronic Fax (561) 362-9612

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee(2)

Common Stock-New Issue	1,000,000.00	$0.02	$20,000.00	$2.73

Common Stock—Current Shareholder	8,000,000.00	$0.02	$160,000.00	$21.82
_________________

(1) This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus
Petrus Resources Corporation
9,000,000 Shares of Common Stock
$0.02 per share

The proceeds from the sale of the shares in this offering were payable to Branch Banking and Trust Company (the "Trustee" or the "Escrow Agent") fbo Petrus Resources Corporation All subscription funds are being held in escrow by the Trustee in a non-interest bearing Trust Account. The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section entitled "Plan of Distribution" herein. Neither the Company nor any subscriber shall receive any interest payments no matter how long subscriber funds might be held. The offering has terminated on _____, other than the reconfirmation offering for the 1,000,000 shares that have been already sold.

Prior to this offering, there has been no public market for Petrus Resources Corporation's common stock. The Company is recently organized. Therefore, any investment involves a high degree of risk.

The secondary offering by Miguel Dotres and Arlette Bransfield of an aggregate of 8,000,000 shares held by them has terminated and Mr. Dotres and Ms. Bransfield continue to hold all 8,000,000 shares.

The Company conducted a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "SEC.") under the Securities Act of 1933, as amended (the "Securities Act"). The offering proceeds and the securities to be issued to investors were deposited in an account (the "Deposited Funds" and "Deposited Securities", respectively). While held in the escrow account, the Deposited Securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the Deposited Funds otherwise releasable under Rule 419, the Deposited Funds and the Deposited Securities may not be released until an acquisition meeting the requirements of Rule 419 (see Plan of Distribution) has been consummated and 80% of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. None of the Deposited Funds has been disbursed. Pursuant to these procedures, this prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the Deposited Funds and none of the Deposited Securities will be issued to investors.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS" HEREIN ON PAGE 17.

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PART I: INFORMATION REQUIRED IN PROSPECTUS

RECONFIRMATION OFFERING
Shareholders are being asked to reconfirm their investment given these proposed acquisitions and such acquisitions will not be completed unless at least 80% of the investors reconfirm their offering.

On March 3, 2016, we entered into a Share Exchange Agreement and Plan of Reorganization (the "Agreement" or "Share Exchange") with Waters Club Worldwide, Inc. ("WCW"), a private company incorporated in Florida on September 23, 2014, with offices at 750 W Sunrise Blvd, Fort Lauderdale, Florida 33311. The Agreement was amended on ______________ (the "Amended Agreement"). At the closing of the Amended Agreement (which is contingent upon the effectiveness of this post-effective amendment to our registration statement and a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 60,000,000 shares of our common stock, par value $0.0001 per share (the "Common Stock") will be issued to WCW shareholders holding 100% of the issued and outstanding common shares of WCW and 20,000,000 shares of our preferred stock, par value $0.0001 per share (the "Preferred Stock") will be issued to the WCW shareholders holding 100% of the issued and outstanding preferred shares of WCW. Upon completion of the foregoing transactions, (i) WCW will become our wholly-owned subsidiary, (ii) WCW's common stockholders will acquire __% of our issued and outstanding common stock and 100% of our issued and outstanding Preferred Stock, ___% upon conversion of the Preferred Stock into Common Stock on a one-to-one basis in exchange for their shares of WCW Common Stock and Preferred Stock, and (iii) we will change our name to Waters Club Worldwide, Inc. These transactions represent a reverse acquisition whereby WCW is the accounting acquirer and the assets and liabilities of Petrus will remain at their carrying basis. The issuance of the shares to WCW shareholders will be recorded as a reverse merger recapitalization.

WCW was founded in 2014 to operate a luxury yacht charter business servicing certain key cruising destinations including the northeastern US, southeast US, Bahamas, and the Virgin Islands.  WCW sells yacht charters through its wholly-owned subsidiaries:  Water Club VI Venture I, Inc., Water Club VI Venture II Inc., and Water Club Bahamas Venture I, Inc.  WCW and its subsidiaries are Florida corporations. WCW is also forming the "Waters Club", a membership based luxury yacht club where its members will share and have the right to use interchangeably luxury yachts located in leading cruising destinations.

See additional information in Business of the Acquisition Candidate below.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(i)    Within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

(ii)    Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

(iii)            The acquisition(s) meeting the criteria set forth in herein (80% of the fair market value of the offering) will be consummated if a sufficient number of purchasers confirm their investments; and

(iv)            If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

The escrowed funds cannot be released until:

(i)    The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraph i, ii and iii above have been met; and
(ii)    Consummation of an acquisition(s) meeting the requirements of paragraph iii above.

Notice of Reconfirmation

Investors will have no fewer than 20 business days and no more than 45 business days to notify the Company of their election to remain an investor. Investors must notify the Company of their election on or before __, 2016. Each investor will be mailed an election form to complete and sign which will then be mailed back to the Company at 15321 NW 60th Avenue, Suite 109, Miami Lakes, FL 33014.

USE OF PROCEEDS
The Company intends to use the proceeds from this offering as follows:

	$20,000 Raised in Offering
Application Of Proceeds	$	% of total

Total Offering Proceeds	$20,000	100.00%

Expenses Related to offering (1)	10,000	50.00%
Net Offering Proceeds	$10,000	50.00%
Working Capital (2)	$10,000	50.00%

Total Use of Proceeds	$20,000	100.00%

(1) Expenses of Offering include legal, accounting, escrow agent and filing fees.
(2) Working Capital  includes general operating expenses such as administrative and support expenses.

DETERMINATION OF OFFERING PRICE
The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price. The Company sold 1,000,000 shares at a price of $0.02 per share to [30] shareholders in the offering.

DILUTION
"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the proceeds of this offering net of the offering expenses, our net book value will be $18,000 or $.02 per share. Therefore, the purchasers of the common stock in this offering incurred an immediate and substantial dilution of approximately $0.018 per share while our present stockholders received an increase of $0.002 per share in the net tangible book value of the shares they hold. This will result in a 90% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

$20,000 Offering
Offering Price Per Share	$0.02

Book Value Per Share Before the Offering	0.18

Net Increase to Original Shareholder	$0.018

Decrease in Investment to New Shareholders	$0.002

Dilution to New Shareholders (%)	90%

PLAN OF DISTRIBUTION
There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. The Company intends to have its securities traded on the OTC Markets but there is no guaranty that the Company will ever be approved to trade on any exchange.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Miguel Dotres and Arlette Bransfield, officers of the Company. The Company must sell all of the shares of the new issue (1,000,000 shares) prior to the sale of any shares held by Miguel Dotres and/or Arlette Bransfield (8,000,000 shares), our executive officers. Potential investors include, but are not limited to, family, friends, and acquaintances of our officers and directors. The intended methods of communication include, without limitation, telephone and personal contact. No mass advertising methods such as print media will be used. Every potential purchaser will be provided with a prospectus at the time any offer is made, as well as a copy of the subscription agreement.

Checks payable as disclosed herein received in connection with sales of our securities will be transmitted immediately into an Escrow Account until the offering is closed. There can be no assurance that all, or any, of the shares will be sold. The Dotres and Bransfield shares will be placed into the Escrow Account. The escrow agreement sets forth the offering priorities between the Company's shares and those held by Miguel Dotres and Arlette Bransfield. The total offering by the Company must be subscribed prior to the offering of any shares by Mr. Dotres or Ms. Bransfield.

None of our officers or directors will receive commissions for any sales originated on our behalf. We believe that our officers and directors are exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, as to each of our executive officers and director, he/she:

•	Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

•	Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

•	Is not an associated person of a broker or dealer; and

•	Meets the conditions of the following:

• Primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

• Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

•
Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.

Miguel Dotres and Arlette Bransfield, our officers and director, each shall be deemed an underwriter for the purposes of this offering.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 once the offering has been fully completed and escrow agent receives a written request of the registrant, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (80% of the value of the amount of both the company and selling shareholder offering) has been consummated and a sufficient number of investors (holders of 80% of the shares sold hereunder both company and selling shareholder sales) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, this prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors and the Company will cease this offering.

The proceeds from the sale of the shares in this offering were payable to Branch Banking & Trust Co. FBO Petrus Resources Corporation ("Escrow Account") and were deposited in a non-interest bearing bank account at escrow agent Branch Banking & Trust Co. until the escrow conditions are met. In the event that interest is earned on the deposit such interest shall be for the sole benefit of the purchasers from this offering. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. All subscription funds will be held in the Escrow Account until the offering has been fully completed and escrow agent receives a written request of the registrant at which time 10% of the proceeds may be release to the Company and no other funds shall be released to Petrus Resources Corporation until such a time as the escrow conditions are met. The escrow agent will continue to receive funds and perform additional disbursements until either 18 months from the effectiveness of this registration or the successful conclusion of the reconfirmation whichever event first occurs. Thereafter, this escrow agreement shall terminate. The fee of the Escrow Agent is $2,500.00. Any subscribers will be notified of in writing a minimum of 20 days prior to the beginning of any extension in the offering period.

DESCRIPTION OF SECURITIES TO BE REGISTERED
Common Stock

Petrus Resources Corporation is authorized to issue 100,000,000 shares of common stock, $0.0001 par value. The Company has issued 8,000,000 shares of common stock to date held by two shareholders of record. In addition, it has sold 1,000,000 shares currently held in escrow under Rule 419 to a total of [30] subscribers. All shares of common stock now outstanding are fully paid and non-assessable and all shares of common stock, which are the subject of this offering, when issued, will be fully paid and non-assessable. In addition,

•
No holder of any shares of our common stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein;

•
Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors;

•
As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend is at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

Preferred Stock

Petrus Resources Corporation is authorized to issue 25,000,000 shares of preferred stock , par value $0.0001, of which there is none outstanding. The preferred stock may be issued from time to time in one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors without the need for shareholder approval and filed as an amendment to our Articles of Incorporation.

On __________, in anticipation of the transaction with WCW, we amended our Articles of Incorporation to designate 20,000,000 shares of our blank check preferred stock as Series A Convertible Preferred Stock ("Preferred Stock"). The preferences and designations of the Preferred Stock include:

•	The Common Stock and Preferred Stock shall vote together on all matters requiring a shareholder vote and each share of Preferred Stock shall have five votes;

•	There shall be no dividends;

•	The Preferred Stock shall convert on a one-to-one basis;

•	The Preferred Stock shall not have any preference on liquidation or dissolution.

The right of the Board of Directors without shareholder approval to establish any series of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS
This section must be read in conjunction with the Financial Statements included in this prospectus.

Plan of Operation

Petrus Resources Corporation was incorporated on March 2, 2011. We intend to acquire shares of an entity actively engaged in business, which generates revenues, in exchange for our securities. We have obtained audited financial statements of WCW, the target entity and this reconfirmation offering must be completed prior to the consummation of the Share Exchange.

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Company as a merger partner or acquisition vehicle will be its status as an SEC reporting company. This proposed business combination will result in a significant issuance of shares and substantial dilution to present stockholders of the Company.

General Business Plan

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company has not restricted its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature.

We may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

The selection of a business opportunity in which to participate is complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous companies seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Management of the Company, while not experienced in matters relating to the proposed new business of the Company, has relied upon its own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's management has never used outside consultants or advisors in connection with a merger or acquisition.

Acquisition Opportunities

In implementing a structure for a particular business acquisition, the Company will become a party to a share exchange or merger agreement with another corporation or its shareholders. On the consummation of a transaction, the present management and shareholder of the Company will no longer be in control of the Company. In addition, the Company's director will resign and be replaced by new directors without a vote of the Company's shareholders.

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholder of the Company will no longer be in control of the Company. In addition, the Company's director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

Mr. Dotres and Ms. Bransfield must sell their shares at $0.02 per share, if at all, during the offering period. It is anticipated that, after the offering period is closed, Mr. Dotres and Ms. Bransfield may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction at a negotiated price. No transfer or sales of any shares held in escrow shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company, management is expected to focus on the percentage of the Company, which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements, which in this case is the Share Exchange Agreement and Plan of Reorganization. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated herein above, the Company will not acquire or merge with any entity that cannot provide independent audited financial statements. The Company will file such audited statements as part of this post-effective amendment (reconfirmation). In the event that a previously approved target acquisition was later voided by management, shareholders may be left without an operating company and thus the value of their shares would be greatly diminished.

Emerging Growth Company

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a 'large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934, which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Petrus Resources Corporation's operations and corporate offices are located at 15321 NW 60th Avenue, Suite 109, Miami Lakes, Florida 33014, with a telephone number of (941) 347-7380.

Petrus Resources Corporation's fiscal year end is December 31.

Current Management

Our director is elected by the stockholders to a term of one year and serves until a successor is elected and qualified. Our officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

Our director will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. Mr. Dotres is the sole director and he appointed himself and Ms. Bransfield as the Company's officers who will hold office until their resignation or removal from office.

Both officers have outside interests and obligations other than Petrus Resources Corporation They intend to spend approximately 10 hours per week on our business affairs. At the date of this prospectus, Petrus Resources Corporation is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

The following table sets forth certain information regarding our executive officers and director as of the date of this prospectus.

Name	Age	Position	Period of Service)

Miguel Dotres	45	President, Chief Executive Officer, Chief Financial Officer and Director	November 8, 2013

Arlette Bransfield	25	Secretary	October 2, 2014

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
 AND CONTROL PERSONS
Miguel Dotres, President, Chief Executive Officer, Chief Financial Officer and Director, age 45.

In December 2004 Mr. Dotres founded Internet Entertainment Programming Network Inc. This company was organized to produce internet radio stations and programming solutions. Dotres was Chief Executive Officer of the company. From inception to Dotres resignation from the company, he provided management and financial backing. In addition, he was instrumental in raising capital to facilitate future growth. As of December 2006, Dotres resigned his position to seek other opportunities and continued acting in a limited advisory role with the company until June 2007.

In February 2006 Dotres co-founded Grid Merchant Partners Inc., an internet based credit card processing and e-check processing company. Grid Merchant Partners electronic transactions included Visa, MasterCard, AMEX, Discover, Debit and EBT. In March 2007 Payless Telecom Solutions, a publicly traded company (PYSJ), acquired Grid Merchant Processing Inc. and Dotres resigned his position April 2007.

In September of 2007 Mr. Dotres became the Chief Operations Officer for Merlot Inc. a Florida restaurant company that operated two restaurants in Jupiter, FL. Dotres played an integral part in improving operations and increasing annual sales to over 1.5 million dollars. Dotres resigned from the company in July 2010 to seek other business opportunities.

From July 2010 to present Dotres founded Diversified Corporate Investment Group Inc., and is the sole shareholder and control person of this company. Diversified Corporate Investment Group provides specialized business services to business seeking to build social media awareness and network in the social media space.

From January 2013 to October 2013, Mr. Dotres was the sole officer and director of OICco Acquisition I, Inc., which completed a Rule 419 offering. On October 18, 2013, OICco Acquisition I, Inc. completed a share exchange agreement with Champion Pain Care Corp. and Mr. Dotres resigned as an officer and director.

Mr. Dotres became the officer and director of OICco Acquisition I, Inc. on January 14, 2013. That entity had previously closed it offering and filed an 8k thereon. Since his appointment Mr. Dotres has brought the annual and quarterly 34 Act filings up to date. Mr. Dotres has identified another company for acquisition and engaged in a share exchange agreement with Champion Pain Care Corp. Champion is not the first acquisition by the Company. On October 14, 2011, OICco Acquisition I, Inc. ("OICco") entered into an exchange agreement with Imperial Automotive Group, Inc. ("IAG") to exchange 40,000,000 shares of OICco in exchange for 100% of the issued and outstanding shares of Imperial Automotive Group, Inc. At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Imperial Automotive Group, Inc. became a wholly-owned subsidiary of OICco and OICco acquired the business and operations of Imperial Automotive Group, Inc. The Exchange Agreement contains customary  epresentations, warranties, and conditions. Gary Spaniak, Sr., and Gary Spaniak, Jr. were appointed as directors of OICco Acquisition I, Inc. On July 2, 2012, the parties entered into an addendum to the exchange agreement agreeing to exchange an additional 45,000,000 shares of OICco Acquisition I, Inc. in exchange for the Imperial Automotive Group which addendum was terminated on August 20, 2012. The escrow was closed on December 11, 2012 and the funds released to the company and the shares delivered to investors. In July 2013 upon realizing that the expansion of the business was not viable and there were only minimal assets in IAG, it was negotiated between the owners of IAG and OICco I that IAG would remain as a wholly owned subsidiary but that the initial consideration given in the acquisition transaction should be returned and that the owners of IAG would be separately compensated with a smaller amount of stock.

On July 1, 2013 Mr. Dotres became officer and director of OICco Acquisition IV Inc. On April 11, 2014 OICco Acquisition IV, Inc. entered into that certain Share Exchange Agreement and Plan of Reorganization (the "Agreement") with VapAria Solutions, Inc., a Minnesota corporation formerly known as VapAria Corporation ("VapAria") and the shareholders of VapAria (the "VapAria Shareholders") pursuant to which agreed to acquire 100% of the outstanding capital stock of VapAria from the VapAria Shareholders in exchange for certain shares of Oicco Acquisition IV's capital stock. On July 31, 2014 all conditions precedent to the closing were satisfied, including the reconfirmation by the investors of the prior purchase of 1,000,000 shares of our common stock pursuant to the requirements of Rule 419 of the Securities Act of 1933, as amended (the "Securities Act"), and the transaction closed.

On July 1, 2013, Mr. Dotres became the sole officer and director of OICco Acquisition IV Inc., which completed a Rule 419 offering. On July 31, 2014, OICco Acquisition IV, Inc. completed a share exchange agreement and plan of reorganization with VapAria Solutions, Inc., a Minnesota corporation formerly known as VapAria Corporation and the shareholders of VapAria pursuant to which OICco Acquisition IV, Inc. acquired 100% of the outstanding capital stock of VapAria from the VapAria Shareholders in exchange for certain shares of its capital stock. Mr. Dotres resigned as an officer and director of July 31, 2014.

On May 28, 2014, Mr. Dotres became an officer and director of NAS Acquisition, Inc., a blank check company, which completed a Rule 419 offering. On November 5, 2015, NAS Acquisition completed a share exchange agreement and plan of reorganization with On The Move Corporation, a Florida corporation, and the shareholders of On The Move pursuant to which NAS Acquisition acquired a 100% interest in On The Move. Mr. Dotres resigned as an officer and director on November 5, 2015.

Arlette Bransfield, Secretary, age 25

From May 2008 to August 2011 Ms. Bransfield served as the office administrator of Mark's Dumpster Services, Inc., a dumpster rental company located in Southwest Florida. From September 2011 to March 2013 Ms. Bransfield served as the Controller of MW Dumpster Services, Inc. a dumpster and construction clean up company located in Florida. Since April 2013, Ms. Bransfield has served as Controller at MW Horticulture Recycling, Inc., a company involved in the processing and recycling organic materials with in house recycling and composting activities.

Our officers and director are not full time employees of the Company and are actively involved in other business pursuits. Mr. Dotres also intends to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, they may be subject to a variety of conflicts of interest. Since our officers and director are not required to devote any specific amount of time to our business, they will experience conflicts in allocating their time among their various business interests. Moreover, any future blank check companies that are organized by our officer and director may compete with our Company in the search for a suitable target.

To minimize potential conflicts of interest arising from multiple corporate affiliations, our officers and director will not ordinarily make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, they will provide the available due diligence information on all available acquisition vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our Company is best suited to its needs or that an acquisition will ever occur.

Board Committees

Petrus Resources Corporation has not yet implemented any board committees nor does it have any independent directors.

EXECUTIVE COMPENSATION
Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Miguel Dotres	2015	—	—	—	—	—	—	—
Officer and Director	2014	—	—	—	—	—	—	—

Arlette Bransfield	2015	—	—	—	—	—	—	—
Secretary	2014	—	—	—	—	—	—	—

Miguel Dotres is our sole officer and director. Mr. Dotres does not receive any regular compensation for his services rendered on our behalf. Mr. Dotres did not receive any compensation during the years ended December 31, 2015, 2014 and 2013. No officer or director is required to make any specific amount or percentage of his business time available to us. To date Mr. Dotres has spent a nominal amount of time providing services for the corporation and therefore no compensation is required.

Directors' Compensation

Our director is not entitled to receive compensation for services rendered to the Company or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Employment Contracts and Officers' Compensation

Since our incorporation, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as the Company maintains a positive cash flow.

Stock Plan and Other Long Term Incentive Plan

We currently do not have existing or proposed stock option or other long term incentive plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company's CEO and director has made advances of $22,789 to the Company for working capital purposes. The advances carry no interest and are due on demand.

We currently have no independent directors.

Miguel Dotres, the Company's president and director and Ms. Bransfield, the secretary, are the only promoters of the Company.

PETRUS RESOURCES CORPORATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by the director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power. The table assumes the sale of 1,000,000 shares of our common stock in addition to the 8,000,000 shares held by Mr. Dotres and Ms. Bransfield.

The address of the executive officer one director is c/o Petrus Resources Corporation, 15321 NW 60th Avenue, Suite 109, Miami Lakes, FL 33014.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

Title Of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership	Percent of Class

Common	Miguel Dotres, President, CEO, CFO and Director	4,500,000	50%

	Arlette Bransfield, Secretary	3,500,000	39%

	All Directors and Officers as a group (2 persons)	8,000,000	89%

INFORMATION ASSUMING THE SHARE EXCHANGE
 IS CONSUMMATED
Assuming the Share Exchange is consummated, the director and executive officer will be as follows:

NAME	POSITION	AGE

Andrew Deme	Chief Executive Officer, Chief Financial Officer and Director	50
Lauren Urbanczyk	Secretary, Director of Operations and Yacht Charters	30

A description of the director and executive officer is provided on page 28 under the caption Management Team of Acquisition Candidate.

The director is not an independent director. We do not anticipate that we will implement any board committees.

Subject to the availability of funding, we intend to compensate Mr. Deme, our executive officer, $175,000 per annum. See Management Team of Acquisition Candidate – Employment Contracts and Officers' Compensation.

Assuming the Share Exchange is consummated, there will be 69,000,000 shares of common stock outstanding and 20,000,000 shares of Preferred Stock outstanding.

Mr. Dotres and Mr. Deme were the sole officers of NAS Acquisition, Inc., a blank check company in which each officer had an interest and had essentially the same structure and the same shareholders.

The following tables set forth certain information assuming the Share Exchange is consummated with respect to the beneficial ownership of common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes and by all officers and directors, as a group.

Title of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership	Percent of Class

Common	Andrew Deme (1) CEO, CFO and Director	39,150,000(4)	48.9%

Common	All directors and officers as a group (1 person)	39,150,000	48.9%

Common	Miguel Dotres (2)	4,500,000	5.1%

Common	James Reilly (3)	15,000,000	18.7%

Common	Maritime Family Trust LLC	10,000,000	12.5%
(1)	Address is 750 W Sunrise Blvd, Fort Lauderdale, Florida 33311.
(2)	Address is 15321 NW 60th Avenue, Suite 109, Miami Lakes, Florida 33014
(3)	Address is 750 W Sunrise Blvd, Fort Lauderdale, Florida 33311.
(4)	Voting and dispositive control held by James M. James. Address is 750 W Sunrise Blvd, Fort Lauderdale, Florida 33311.
(5)	Includes 20,000,000 shares of Preferred Stock, which convert into Common Stock on a one-to-one basis and have super voting rights.

DESCRIPTION OF PROPERTY
We use a corporate office located at 15321 NW 60th Avenue, Suite 109, Miami Lakes, Florida 33014. Office space, utilities and storage are currently being provided free of charge at the present time at this address. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.  WCW maintains a corporate office located at 750 W Sunrise Blvd, Fort Lauderdale, Florida 33311. WCW occupies this space at approximately rent free on a month to month basis. The facilities are sufficient for current and future operations.

REPORTS TO SECURITY HOLDERS
1.            After this offering, Petrus Resources Corporation will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2.            After this offering, Petrus Resources Corporation will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status. The Company intends to file Form 8-K upon effectiveness of this registration.

3.            The public may read and copy any materials Petrus Resources Corporation files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Petrus Resources Corporation's SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES
The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Petrus Resources Corporation has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Petrus Resources Corporation of expenses incurred or paid by a director, officer or controlling person of Petrus Resources Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Petrus Resources Corporation will, unless in the opinion of Petrus Resources Corporation legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS
The Pearlman Law Group is legal counsel to the Company and Pearlman Law Group has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Pearlman Law Group has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission.

RISK FACTORS
You should consider carefully the following information about the risks described below, together with the other information contained in this filing before you decide to buy or maintain an investment in our common stock. We believe the risks described below are the risks that are material to us as of the date of this filing. Additional risks and uncertainties that we are unaware of may also become important factors that affect us. If any of the following risks actually occur, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

Rule 419 limitations may limit business combinations.

Rule 419 requires that the securities to be issued and the funds received in this offering be deposited and held in an escrow account pending the completion of a qualified acquisition. Before the acquisition can be completed and before the funds and securities can be released, the Company will be required to update its registration statement with a post-effective amendment. After the effective date of any such post-effective amendment, the Company is required to furnish investors with the new prospectus containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must decide to remain investors or require the return of their investment funds. Any investor not making a decision within 45 days of the effectiveness of the post-effective amendment will automatically receive a return of his investment funds. Up to 10% of the proceeds from the offering may be released to the Company upon completion of the minimum offering amount and therefore may not be returned to investors.

No operating history or revenue and minimal assets results in no assurance of success.

The Company has had no operating history nor any revenues or earnings from operations. The Company has no assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss, which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. This may lessen the possibility of finding a suitable acquisition or merger candidate as such loss would be inherited on their financial statements. There is no assurance that the Company can identify such a business opportunity and consummate a business combination.

Discretionary use of proceeds; "blank check" offering leads to uncertainty as to future business success.

As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more business combinations. There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds of this offering will permit the Company to achieve its business objectives.

Regulations concerning "blank check" issuers may limit business combinations.

The ability to register or qualify for sale the shares of our common stock included in this offering for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, and any secondary market, which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the Shares have been registered.

Speculative nature of the Company's proposed operations results in no assurance of success.

The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. A related entity, NAS Acquisition, Inc., completed an acquisition and the same officer as the Company determined that the business of the acquired company was not significant enough to devote additional resources to and therefore chose not to expand the operations of the acquired entity but instead to pursue another acquisition. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

Scarcity of and competition for business opportunities and combinations may limit possible business combinations.

The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies, which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

Conflicts of interest of officers and director may result in a loss of business or failure to complete a merger or acquisition or to do so at less profit.

The Company's Chief Executive Officer and Chief Financial Officer currently participates and may in the future participate in other business ventures, which compete directly with the Company. Additional conflicts of interest and non-arm's length transactions may also arise in the future in the event the Company's officers and director is involved in the management of any firm with which the Company transacts business.

Conflicts relating to the location of merger/acquisition candidates.

Our officers and director are not full time employees of our company and are actively involved in other business pursuits. Miguel Dotres also intends to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, he may be subject to a variety of conflicts of interest.

Miguel Dotres is currently engaged in other business ventures, including other entities with which he is involved, that appear likely to compete directly with the Company in connection with the marketing of the Companies' respective securities as well as in connection with the identification of candidates for a business acquisition and the negotiation and consummation of acquisition agreements. Each blank check company in which Miguel Dotres has an interest will have essentially the same structure and the same shareholders. Though there may be slight differences in the shares outstanding, acquisition candidates will be selected based on their capitalization requirements. Due the time limitations for completion of an acquisition, the effectiveness date of the Company's registration will play a pivotal role as to which blank check company will be presented first. If there are multiple blank check companies effective, all will be presented to the prospective purchaser and the purchaser will choose.  See "Directors, Executive Officers, Promoters And Control Persons."

Reporting requirements may delay or preclude acquisition.

The Company will be required to provide certain information about significant acquisitions, including audited financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the federal securities laws are applicable.

Change in control and management may result in uncertain management future.

A business combination involving the issuance of the Company's common stock will result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require management of the Company to sell or transfer all or a portion of the Company's common stock held by such person, or resign as a member of the board of directors of the Company. The resulting change in control of the Company will result in removal of the present officers and director of the Company and a corresponding reduction in or elimination of their participation in the future affairs of the Company.

Reduction of percentage share ownership following a business combination may result in dilution.

The Company's primary plan of operation is based upon a business combination with a private concern, which, in all likelihood, would result in the Company issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and will result in a change in control or management of the Company.

Federal and state taxation of business combination may discourage business combinations.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax- free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

Blue sky considerations may limit sales in certain states.

Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind pool or "blank-check" securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

Business analysis by non-professional may increase risk of poor analysis.

Analysis of business operations will be undertaken by our officers and director who are not professional business analysts. Thus the depth of such analysis may not be as great as if undertaken by a professional, which increases the risk that any merger or acquisition candidate may not continue successfully.

Arbitrary offering price means shares may not reflect fair market value.

The Offering Price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the shares will attain market values commensurate with the Offering Price.

No public market for Company's securities may limit the liquidity of the shares.

Prior to the Offering, there has been no public market for the shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and general market conditions. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all.

Shares eligible for future sale may increase the supply of shares on the market.

All of the 8,000,000 shares, which are held by management, have been issued in reliance on the private placement exemption under the Securities Act (pending effectiveness of this registration statement). Such shares will not be available for sale in the open market except in reliance upon Rule 144 under the Securities Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Securities Act) would be entitled to sell such shares. This offering will make a substantial number of the shares owned by management eligible for sale in the future, which may adversely affect the market price of the Common Stock. Shares held by Mr. Dotres and Ms. Bransfield, officers and director of our Company, will remain bound by the affiliate resale restrictions enumerated in Rule 144 of the Securities Act. The Company is a shell company and as such, holders of our restricted or control securities will not be able to sell their securities in reliance on Rule 144 until such time, if ever, as we meet the requirements of Rule 144(i)(2).

Authorization of "Blank Check" preferred stock may delay, defer or prevent change of control.

We have included in our Articles of Incorporation the authorization to issue a series of preferred stock with such preferences, limitations and relative rights as determined by the Board of Directors without shareholder approval. This may have the effect of delaying, deferring, or preventing a change in control. To facilitate this transaction we have designated 20,000,000 shares of our preferred stock as Series A Convertible Preferred Stock (the "Preferred Stock"). Each share of Preferred Stock, when issued, will have five votes per share when voted together with our Common Stock.

Petrus Resources Corporation

Financial Statements

PETRUS RESOURCES CORPORATION
FINANCIAL STATEMENTS
June 30, 2016

Petrus Resources Corporation
Balance Sheets (Unaudited)

	June 30, 2016	December 31, 2015
ASSETS

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$6,680	$6,680
Related party payable	22,789	18,789
Total current liabilities	29,469	25,469

Stockholders' deficit
Preferred stock, $0.0001 par value; 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 8,000,000 shares issued and outstanding	800	800
Additional paid in capital	-	-
Accumulated deficit	(30,269)	(26,269)
Total stockholders' deficit	(29,469)	(25,469)

Total liabilities and stockholders' deficit	$-	$-

See accompanying notes to unaudited financial statements.

Petrus Resources Corporation
Statements of Operations (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Revenue	$-	$-	$-	$-

Operating Expenses
General and administrative	1,500	-	4,000	-
Total operating expenses	1,500	-	4,000	-

Net loss	$(1,500)	$-	$(4,000)	$-

Basic and diluted net loss per common share	$(0.00)	$0.00	$(0.00)	$0.00

Weighted average shares outstanding – basic and diluted	8,000,000	8,000,000	8,000,000	8,000,000

See accompanying notes to unaudited financial statements.

Petrus Resources Corporation
Statements of Cash Flows (Unaudited)

	Six months ended June 30,
	2016	2015
Cash flows from operating activities
Net loss	$(4,000)	$-
Changes in operating liability:
Increase in accounts payable	4,000	-
Net cash used in operating activities	-	-

Net change in cash	-	-
Cash, beginning of period	-	-
Cash, end of period	$-	$-

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Supplemental disclosure of non-cash financing activity
Due to related party for expenses paid on behalf of the Company	$4,000	$-

See accompanying notes to unaudited financial statements.

 PETRUS RESOURCES CORPORATION
Notes to Financial Statements
(unaudited)
June 30, 2016

NOTE 1  - BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information required to be included in a complete set of financial statements in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and six months ended June 30, 2016 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2016. The accompanying unaudited financial statements should be read in conjunction with the financial statements and related notes included in the Company's 2015 Annual Report filed with the SEC on March 30, 2016.

NOTE 2 – GOING CONCERN

The Company's unaudited interim financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

 PETRUS RESOURCES CORPORATION
Notes to Financial Statements
(unaudited)
June 30, 2016

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property.  The officers of the Company provides office services without charge. At inception on March 2, 2011, the Company issued 8,000,000 common shares valued at par to our sole officer and director as a partial repayment for expenses paid on behalf of the company.
During the six months June 30, 2016, the CEO paid bills on behalf of the Company in the amount of $4,000.  As of June 30, 2016 the Company owed advances of $22,789, to Miguel Dotres one of the officers of the Company. These advances are unsecured, carry no interest, and are due on demand.

NOTE 4 – SHARE EXCHANGE AND PLAN OF REORGANIZATION

On March 3, 2016, we entered into a Share Exchange and Plan of Reorganization ("Agreement" or the "Share Exchange") with Waters Club Worldwide, Inc. WCW is a private company incorporated in Florida in 2014, with offices at 401 East Las Olas Blvd., Suite 1400, Fort Lauderdale, Florida 33301. At the closing of the Agreement (which is contingent upon the effectiveness of this post-effective amendment to our registration statement and a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 8,000,000 shares of our common stock, par value $0.0001 per share will be issued to WCW shareholders holding 100% of the issued and outstanding common shares of WCW. Upon completion of the foregoing transactions, (i) WCW will become our wholly-owned subsidiary, (ii) WCW's common stockholders will acquire 82% of our issued and outstanding common stock in exchange for their shares of WCW Common Stock, and (iii) we will change our name to Waters Club Worldwide, Inc. As of June 30, 2016 the Agreement with WCW has not closed.

NOTE 5 – SUBSEQUENT EVENTS

Subsequent to June 30, 2016, the CEO paid bills on behalf of the Company in the amount of $1,000

Index

PETRUS RESOURCES CORPORATION
FINANCIAL STATEMENTS
December 31, 2015 and 2014

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Petrus Resources Corporation
Miami Lakes, FL

We have audited the accompanying balance sheets of Petrus Resources Corporation (the "Company") as of December 31, 2015 and 2014 and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and negative operating cash flows which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
March 30, 2016

Petrus Resources Corporation
Balance Sheets

	December 31,
	2015	2014
ASSETS

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$6,680	$4,215
Related party payable	18,789	11,929
Total current liabilities	25,469	16,144

Stockholders' deficit
Preferred stock, $0.0001 par value; 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 8,000,000 shares issued and outstanding	800	800
Accumulated deficit	(26,269)	(16,944)
Total stockholders' deficit	(25,469)	(16,144)

Total liabilities and stockholders' deficit	$-	$-

The accompanying notes are an integral part of these financial statements

Petrus Resources Corporation
Statements of Operations

	Year ended December 31,
	2015	2014
Revenues	$-	$-

Operating expenses
General and administrative	9,325	11,265
Total operating expenses	9,325	11,265

Net loss	$(9,325)	$(11,265)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Basic and diluted weighted average common shares outstanding	8,000,000	8,000,000

The accompanying notes are an integral part of these financial statements

Petrus Resources Corporation
Statements of Changes in Stockholders' Deficit
For the Years Ended December 31, 2015 and December 31, 2014

	Preferred Stock		Common Stock		Additional Paid In Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance, December 31, 2013	-	$-	8,000,000	$800	$-	$(5,679)	$(4,879)

Net loss, year ending December 31, 2014	-	-	-	-	-	(11,265)	(11,265)
Balance, December 31, 2014	-	$-	8,000,000	$800	$-	$(16,944)	$(16,144)

Net loss, year ending December 31, 2015	-	-	-	-	-	(9,325)	(9,325)
Balance, December 31, 2015	-	$-	$8,000,000	$800	$-	$26,269	$25,469

The accompanying notes are an integral part of these financial statements

Petrus Resources Corporation
Statements of Cash Flows

	Year ended December 31,
	2015	2014
Cash flows from operating activities
Net loss	$(9,325)	$(11,265)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating liabilities:
Accounts payable	2,465	3,465
Related party payable	6,860	7,800
Net cash used in operating activities	-	-

Net change in cash	-	-
Cash, beginning of period	-	-
Cash, end of period	$-	$-

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements

PETRUS RESOURCES CORPORATION
Notes to Financial Statements
December 31, 2015 and 2014

Note 1 - Nature of Business

Petrus Resources Corporation (the Company) was incorporated under the laws of the State of Delaware on March 2, 2011 with the principal business objective of merging with or being acquired by another entity and is therefore a blank check company. The Company currently has limited operations.  The Company has had no significant operating activities since inception and has no operating history other than organizational matters.

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as "Development Stage Entities" (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity.   Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.  The Company has adopted this standard and eliminated inception-to-date column.

Note 2 - Significant Accounting Policies

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of December 31, 2015 and 2014.

Related Parties

The Company follows ASC 850, "Related Party Disclosures," for the identification of related parties and disclosure of related party transactions.

PETRUS RESOURCES CORPORATION
Notes to Financial Statements
December 31, 2015 and 2014

Income taxes

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes" and FIN 48 "Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No.  109." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value of Financial Instruments

The Company's financial instruments as defined by FASB ASC 825-10-50 include cash, trade accounts receivable, and accounts payable and accrued expenses.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2015 and 2014.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

·	Level 1. Observable inputs such as quoted prices in active markets;
·	Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
·	Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The Company does not have any assets or liabilities measured at fair value as of December 31, 2015 and 2014. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the periods ended December 31, 2015 and 2014.

Earnings Per Share Information

FASB ASC 260, "Earnings Per Share" provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

PETRUS RESOURCES CORPORATION
Notes to Financial Statements
December 31, 2015 and 2014

Going concern

The Company incurred a net operating loss of $9,325 and $11,265 for the years ending December 31, 2015 and 2014, respectively.  The Company has a history of losses that result in accumulated deficit of $26,269 and negative working capital of $25,469, as of December 31, 2015. The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company has minimal cash and no material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

Recent Accounting Pronouncements

The Company's management has considered all recent accounting pronouncements. Management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

Note 3 - Stockholders' Deficit

Preferred Stock

The authorized preferred stock of the Company consists of 25,000,000 shares with a $0.0001 par value. The Company has not issued any preferred shares.

Common stock

The authorized common stock of the Company consists of 100,000,000 shares with a $0.0001 par value.

The Company issued 8,000,000 shares, valued at par, as a repayment of related party advances at inception.

There were 8,000,000 shares issued and outstanding as of December 31, 2015 and 2014.

PETRUS RESOURCES CORPORATION
Notes to Financial Statements
December 31, 2015 and 2014

Note 4 - Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Under ACS 740 "Income Taxes," when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended December 31, 2015 or 2014 applicable under ACS 740.  As a result of the adoption of ACS 740, we did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet.

The component of the Company's deferred tax asset as of December 31, 2015 and 2014 are as follows:

	December 31, 2015	December 31, 2014
Net operating loss carry forward	$26,269	$16,944
Valuation allowance	(26,269)	(16,944)
Net deferred tax asset	$-	$-

A reconciliation of income taxes computed at the 34% statutory rate to the income tax recorded is as follows:

	December 31, 2015	December 31, 2014
Net operating loss carry forward	$8,931	$5,761
Valuation allowance	(8,931)	(5,761)
Net deferred tax asset	$-	$-

The Company did not pay any income taxes during the periods ended December 31, 2015 and 2014.

The net federal operating loss carry forward will begin to expire in 2032.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

PETRUS RESOURCES CORPORATION
Notes to Financial Statements
December 31, 2015 and 2014

Note 5 - Related Party Transactions

The Company neither owns nor leases any real or personal property.  The sole officer of the Company provides office services without charge.

At inception on March 2, 2011, the Company issued 8,000,000 common shares valued at par to our sole officer and director as a partial repayment for expenses paid on behalf of the company.

As of December 31, 2015 and 2014 the Company owed advances of $18,789 and $11,929, respectively to the sole officer of the Company. These advances carry no interest and are due on demand.

INFORMATION WITH RESPECT TO THE ACQUISITION OF THE WATERS CLUB WORLDWIDE, INC.

Acquisition Candidate

WCW was founded in 2014 to operate a luxury yacht charter business servicing several key cruising destinations including the northeastern US, southeast US, Bahamas, and the Virgin Islands.  WCW sells yacht charters through its wholly-owned subsidiaries:  Water Club VI Venture I, Inc., Water Club VI Venture II Inc., and Water Club Bahamas Venture I, Inc.  WCW and its subsidiaries are Florida corporations.

General

WCW currently operates a luxury yacht charter brokerage business. Through partnerships with leading companies in the luxury segment of the sharing economy of vacation homes and vacation destinations, it provides luxury yacht charters on two yachts based in St. Thomas and Nassau.  WCW supplies its partners with turnkey one week all-inclusive charters, which in turn WCW's partners sell to their members. Building on its experience in the luxury yacht charter business and its relationships with leading companies in the luxury segment of the shared economy, WCW intends to form "The Water's Club", a membership-based luxury yacht club with a fleet of yachts strategically located in the world's leading cruising destinations. Member of The Waters Club will have the opportunity to share and use interchangeably The Water's Club yachts for their yachting vacations.

Background

On March 3, 2016, WCW and Petrus entered into a Share Exchange and Plan of Reorganization ("Agreement" or the "Share Exchange") which was amended on September 12, 2016, (the "Amended Agreement").  WCW is a private company incorporated in Florida in 2014, with offices at 750 W Sunrise Blvd, Fort Lauderdale, Florida 33311. At the closing of the Amended Agreement (which is contingent upon the effectiveness of this post-effective amendment to our registration statement and a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 60,000,000 shares of our common stock, par value $0.0001 per share will be issued to WCW shareholders holding 100% of WCW's issued and outstanding common shares and 20,000,000 shares of our Preferred Stock will be issued to the WCW shareholders holding 100% of the WCW Preferred Stock. Upon completion of the foregoing transactions, (i) WCW will become our wholly-owned subsidiary and (ii) we will change our name to Waters Club Worldwide, Inc.

The Market

The luxury yacht industry is a mega-billion dollar worldwide industry directed to the wealthiest  of affluent consumers. The consumers include the individual or corporate owners of luxury yachts (which are generally defined as being over 80 feet), as well as individuals who enjoy luxury yacht charter vacations. However, luxury yacht users are continuously confronted with the extremely high cost of yacht ownership and the under-utilization of their luxury asset.

The research firm, Future Market Insight, recently reported that the luxury yacht charter market is a $35 billion segment of the yachting industry and is expected to reach $51 billion by 2020. A number of options for luxury yacht charters are available to the wealthy consumer, including motor and sail in a variety of sizes and directed to sport fishing or other specific activities.

The luxury yacht charter business is highly fragmented and consists primarily of local operators and yacht owners who make their yachts available for charter when they are not used by the owners. In addition, market leaders in the luxury segment of the sharing economy market have contracted with yacht charter operators to provide the luxury yacht and all of the ancillary services for a yacht charter vacation.

The Sharing Economy

A growing trend worldwide is the concept of a sharing economy, which highlights the ability and perhaps the preference for individuals to rent or borrow goods rather than to buy and own them. The most important criteria for a sharing economy is that it allows individuals to monetize assets that are not being fully utilized. While the sharing economy was historically used in the private jet and vacation home industries on a somewhat limited basis, with the advent of the Internet the sharing economy has expanded into many industries and services and has been a disruptive influence to the way assets are owned and utilized. Various recent examples of the sharing economy include such companies as Uber, Lift, Exclusive Resorts, Wheels Up, Air BnB and Net Jets.

THE WCW BUSINESS MODEL
While the sharing economy model has made impressive strides in the luxury home, private jets and exclusive resorts industries it has not yet made any significant strides in the luxury yacht economy. WCW's business model has been to apply the sharing economy concept first to the luxury yacht charter model and thereafter to a membership based club.

The WCW sharing economy strategy is to:

1.	Partner with market leaders in the luxury segment of the sharing economy such as Exclusive Resorts (contract with WCW executed in 2014 and extension executed in October 2015, through the end of 2017) and Inspirato with American Express (contract with WCW executed August 2015).
2.	Offer their members an all-inclusive yachting vacation and post-vacation with an opportunity to join the Waters Club.

The significant benefits of the WCW sharing economy strategy is:

1.	Partners' members are wealthiest 1% of consumers.
2.	Members have already bought-in to sharing luxury assets.
3.	There is significant trust between partners and their members.

Since inception the partnerships have resulted in very high demand-metrics for the yacht charter industry generating in excess of $4 million in booked charter revenues in a relatively short period of time (approximately two years). To date, WCW has delivered in excess of 70 charters with Exclusive Resorts and Inspirato members and has generally received very favorable post-trip survey results. Now, with demand validated from WCW's luxury sharing partners, Exclusive Resorts and Inspirato, WCW is targeting a transition that will shift from a charter model to a membership-based club model with a global fleet of yachts in the world's leading cruising destinations that WCW members can use interchangeably for yachting vacations. WCW expects to roll out this model in late 2016 and plans to launch other potentially attractive yachting verticals such as Sports Fishing and Sailing Catamarans at the appropriate stage of the company's development. Management believes that each of these boating segments has a large, distinct and passionate market of affluent consumers and presents an opportunity to form large membership-based clubs with global fleets.

WCW Luxury Yacht Charter Business

Since inception WCW has been engaged in the luxury yacht charter business. Pursuant to agreements with Exclusive Resorts and Inspirato (the "Destination Clubs"), the Destination Clubs have granted WCW the exclusive contract to provide luxury yacht charters to their membership. WCW, as the operator, provides turnkey, one week all-inclusive charters inclusive of the luxury yacht, staff and provisions, for members of the Destination Clubs. Since inception WCW has been the operator for more than 70 yacht vacations. The average yacht charter vacation is for eight guests and its duration is seven days.

The Agreement with Exclusive Resorts extends through January 2018 and guarantees 70 nights with charter revenues from May 2016 to 2017 of  $560,000  and from May 2017 to May 2016 of $520,000.

To fulfill its obligation to the Destination Clubs, WCW has entered into contracts with yacht owners who have agreed to make their yachts available for charter. WCW currently has verbal agreements with the owners of My Sea Legend, a 114 foot yacht based in St. Thomas to use the yachts for the yacht charters on a per usage basis as well as with the owners of .M/Y  Irresistible for itineraries in the Virgin Islands.
"Waters Club" Yacht Club

Building on its experience in the luxury yacht charter business and its relationship with leading companies in the luxury segment of the sharing economy, WCW is seeking to create a new yacht club concept called Waters Club. The Waters Club, Inc. will be a U.S. based not for profit corporation.  Members will have the option to join one of three categories of Waters Club membership but will always retain the ability to trade into other categories based on the size and location of the yacht they want. The three intended categories are comprised of three, four and five stateroom yachts ranging from 80 feet to 120 feet in length. Waters Club members will have the option of trading between different sized yachts, although it is recommended that members should join at the level that they anticipate using most frequently, due to a premium being charged for exchanges outside of the initial category of membership selected. Full time equivalent members will be given four weeks of annual usage. Annually, members will submit requests for three separate fixed weeks of usage that will rotate on a priority basis. These bookings will be confirmed and then the calendar will be opened for the members to book their remaining floating week based on availability.

Initially, Waters Club membership yachts will be based in the Virgin Islands and the Bahamas. As the club grows, it is anticipated additional yachts will be added in all categories to additional destinations including the Northeastern United States, Europe, Mexico, Canada/Alaska and other areas of the Caribbean.

WCW anticipates that it will execute exchange partnership agreements with leading resort residential and luxury home exchange clubs in the United States (including the Destination Clubs). It is anticipated that WCB members will be granted a membership to the Destination Clubs as part of their overall Waters Club membership. WCW members will have the option to contribute unused yacht weeks to either club that will convert to a currency that can be used throughout the exchange partner portfolio. In both cases, Waters Club members will obtain the highest exchange value granted to a contributing partners. By contributing one charter week, a WCW member will obtain the currency that will allow them the right to book two-six weeks (depending on the season) in a five-star residential resort or a home worth on average in excess of $2,400,000.

WCW has created multiple business development partnerships with yacht owners and charter brokers that have made and will make the following yachts available to WCW in order to fulfill its contracts with the Destination Clubs as well as for use by Waters Club members:

●	M/Y Sea Legend – this yacht spent late 2014 and most of 2015 based in St. Thomas accommodating more than 30 charters from Exclusive Resorts members.

●
M/Y Acqua – WCW entered into a lease agreement with a company controlled by Andrew Deme to make, this luxury yacht, available to Waters Club members.   As part of the three year agreement, WCW is bearing the cost of improvements to the yacht.

Waters Club Sales/Marketing Activities

•	Additional Business Development Partnerships – Additional charter partnership agreements are currently in negotiation with leading luxury lifestyle companies in the United States and Virgin Islands. It is anticipated that additional contracts will be negotiated before the end of 2016.

•	Luxury Resort Partnerships – The Club will be working with top luxury resorts in the Virgin Islands to offer its yachts, based on availability, to their guests. These resorts include Necker Island, Mosquito Island, Peter Island, Little Dix Bay, Little Thatch, Oil Nut Bay, Ritz Carlton-St. Thomas and various other luxury resorts and villas that align with Waters Club brand.

•	Young Presidents Organization (YPO) – WCW will developed a relationship that will assist in accessing this group to present the opportunity of membership.

•	Full-Time Membership Advisor – A membership advisor is currently following up with past Exclusive Resorts members that have chartered with WCW. The advisor has created a Sales Force database of other prospects and is currently working them through the sales funnel to an eventual membership closure.

Competition

The yacht charter business is highly fragmented, consisting primarily of local operators and yacht owners.  Competition among charter operators is based on location, the type and size of yachts offered, charter rates, destinations serviced, and attention to customer service.  Yacht charters also face competition from other travel and leisure options, including, but not limited to, cruises, hotels, resorts, theme parks, organized tours, land-based casino operators, and vacation ownership properties.  We therefore risk losing business not only to other charter operators, but also to vacation operators that provide such alternatives.  Some of our competitors, particularly travel suppliers such as cruise lines, airlines and hotels, may offer products and services on more favorable terms, including lower prices, no fees or unique access to proprietary loyalty programs, such as points and miles. Many of our competitors, such as travel agencies, have been steadily focusing on increasing online demand on their own websites in lieu of third-party distributors such as us.

Employees

As of September 12, 2016, WCW had 2 full-time employees, including one in management and one in operations. Management does not believe that any employees will be subject to collective bargaining agreements.

DESCRIPTION OF PROPERTY
WCW maintains a corporate office located at 750 W Sunrise Blvd, Fort Lauderdale, Florida 33311. WCW occupies this space free of charge on a month to month basis. The facilities are sufficient for current and future operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS
Safe Harbor Declaration

The comments made throughout this report should be read in conjunction with our financial statements and the notes thereto, which are filed as an exhibit to this report and incorporated herein by reference, and other financial information appearing elsewhere in this report. In addition to historical information, the following discussion and other parts of this report contain certain forward-looking information. When used in this discussion, the words, "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from projected results, due to a number of factors beyond our control. We do not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are also urged to carefully review and consider our discussions regarding the various factors that affect the company's business, which are described in this section and elsewhere in this report.

Overview

On March 3, 2016, we entered into a Share Exchange Agreement and Plan of Reorganization with WCW and the WCW shareholders which was amended on September 12, 2016. The Amended Agreement contains customary representations, warranties, and conditions. Pursuant to the Agreement, 60,000,000 of our common shares and 20,000,000 preferred shares will be exchanged for all of the common shares and preferred shares of WCW.

Critical Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of WCW and its wholly owned subsidiaries.  All significant intercompany transactions and balances have been eliminated. WCW makes operating decisions, assesses performance and manages the business as one reportable segment.

Basis of Presentation

The accompanying unaudited financial statements have been prepared from the books and records of the Company in accordance with U.S. GAAP and Rule 10-01 of Regulation S-X promulgated by the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. The statements of operations for the three months ended June 30, 2016 are not necessarily indicative of the results to be expected for the full year or any future interim period. These unaudited financial statements should be read in conjunction with the financial statements for the period inception through December 31, 2015 and notes thereto and other pertinent information contained in the Company's post-effective amendment for registration statement. In the opinion of management, all adjustments considered necessary for a fair presentation of the results for the interim periods presented have been reflected in such financial statements.

Related Party Transactions

FASB ASC 850, "Related Party Disclosures" requires companies to include in their financial statements disclosures of material related party transactions.  The Company discloses all material related party transactions.  Related parties are defined to include any principal owner, director or executive officer of the Company and any immediate family members of a principal owner, director or executive officer.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

Revenues from yacht charters are recorded when the charter is completed.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents included cash in the bank, cash on hand and highly liquid investments.

Income taxes

The Company accounts for income taxes under ASC 740 "Income Taxes". Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Earnings Per Share Information

FASB ASC 260, "Earnings Per Share" provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company's present or future consolidated financial statements.

PLAN OF OPERATIONS

As described in the Section entitled, "The WCW Business Model", WCW is seeking to participate in the sharing economy by operating luxury yacht charters in partnership with Destination Clubs and thereafter establishing Waters Club.

To date, WCW has financed its yacht charter business with revenues from the yacht charters together with shareholder loans and the sale of its common stock. Given the backlog of yacht charters for the next 12 months, it anticipates a continuing revenue stream, which absent the introduction of Waters Club, should permit WCW, without any significant additional capital to fund its operations. However, the costs of the introduction of Waters Club and the expenses of improvement to the M/Y Acqua yacht presently estimated at $321,000 will require that WCW seek additional capital of approximately $550,000.

While WCW has not identified any specific sources of capital, it is seeking to raise capital in private debt or equity financing. To the extent it is not able to raise the capital; the introduction of Waters Club will be delayed.

RESULTS OF OPERATIONS
June 30, 2016 Compared to June 30, 2015

Revenues

Revenues for the six months ended, June 30, 2016 were $1,052,088 as compared to revenues for the six months ended June 30, 2015 of $1,198,466. The decrease in revenues, which were all from WCW's yacht charters was attributable to additional charter during the 2015 period which were operated in the northeastern part of the U.S. and generated higher revenue than the Caribbean charter.

Cost of Goods Sold

Cost of goods sold decreased to $963,297 for the six months ended June 30, 2016, as compared to $1,422,889 for the six month period ended June 30, 2015. This decrease is attributable to the yacht charters in the Northeast which cost substantially more than the yacht charters in the Caribbean.  As a result net revenues increased in the 2016 period as compared to the 2015 period with net revenues for the 2016 period being $88,791 as compared to $(224,423) for the 2015 period.
Operating Costs

General and administrative costs decreased to $267,873 in the six month period ending June 30, 2016 versus June 30, 2015 of $316,170 . This decrease is attributable to start-up expenses for yacht charters. Waters Club.  In addition, there was a depreciation expense of $36, 688 for the M/Y Acqua yacht leased from Mr. Deme.

Liquidity and Capital Resources

At June 30, 2015, WCW had an accumulated deficit of $349,209.  At June 30, 2016, WCW had an accumulated deficit of $555,980. To date, WCW has financed its operations with revenues from its yacht charter operations together with cash proceeds of $100,000 from the sale of its common stock and a shareholder loan of $324,075.  WCW will require additional capital to pay for the M/Y Acqua improvements as well as for the implementation of Waters Club.  While there are no commitments for additional capital, WCW will seek to raise capital in the form of debt or the sale of its common stock.  There are no assurances that the capital will be raised.

2015 Compared to 2014

Revenues

Revenues for the fiscal year ended December 31, 2015, were $2,412,366 as compared to the fiscal year ended December 31, 2014, of $202,025. Fiscal 2014 revenues were from inception on September 23, 2014, until the year end. All revenues were from WCW's charter business.

Cost of Goods Sold

During the same periods cost of goods sold increased from $176,201 in 2014 to $2,161,428 for 2015, representing the turnkey costs for the charters.

Operating Costs

General and administrative costs increased from $36,023 in 2014 to $586,948 in 2015. This increase was attributable to the growth in the number of yacht charters with additional infrastructure expenses for administrative personnel, legal and accounting expenses.

Off-Balance sheet arrangements

We are not aware of any off-balance sheet transactions requiring disclosure.

SECURITY OWNERSHIP OF ACQUISITION CANDIDATE

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of WCW common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by the director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

	Common Stock
Name	Number of Common Shares		% Outstanding

Andrew Deme(1)	39,150,000	(3)	48.9%
1 director and officer as a group (1 person)	39,150,000		48.9%
James Reilly(1)	15,000,000		18.7%
Maritime Family Trust LLC (2)	10,000,000		12.5%

_____________________

(1)	Address is750 W Sunrise Blvd, Fort Lauderdale, Florida 33311.
(2)	Voting and dispositive control held by James M. James. Address is 750 W Sunrise Blvd, Fort Lauderdale, Florida 33311.
(3)	Gives effect to conversion of 20,000,000 shares of Series A Convertible Preferred Stock, which converts on one-to-one basis.

MANAGEMENT TEAM OF ACQUISITION CANDIDATE
Our executive officers and directors after completion of the Exchange Agreement are as follows:

Name	Position	Age

Andrew Deme	Chief Executive Officer, Chief Financial Officer and Director	50
Lauren Urbanczyk	Secretary, Director of Operations and Yacht Charters	30

Andrew Deme, Chief Executive Officer, Chief Financial Officer, and Director

Mr. Deme has served as an officer and director of WCW since its inception in 2014.  Since 1997 to present, Mr. Deme has been the Principle of Gulfstream Consulting in Ft. Lauderdale, Florida. Gulfstream has worked collaboratively with an array of businesses in a variety of different industries to provide services in the areas of corporate development, financial modeling, operations analysis, due diligence, strategic marketing, business development, acquisition identification, and capital funding sourcing. From 2004 to 2006, Mr. Deme was the Managing Director and Founder of Bahamas Aviation Services Limited located in Fort Lauderdale, Florida and Nassau, Bahamas. From 2000 to 2010, Mr. Deme was the President and owner of numerous preschools that operated under the trade name Oxford Academy. From May through November 2015, Mr. Deme also served as secretary and treasurer of NAS Acquisition, Inc., a blank check company that completed a Rule 419 offering. On November 5, 2015, NAS Acquisition completed a share exchange agreement and plan of reorganization with On The Move Corporation, a Florida corporation and the shareholders of On The Move. Mr. Deme resigned as an officer on the closing of the NAS Acquisition share exchange.

Lauren Urbanczyk, Secretary, Director of Operations and Yacht Charters

Miss Urbanczyk serves as the companys' secretary, director of operations and director of yacht charters . Prior to joining WCW, Miss Urbanczykwas an administer for RJC Yachts Sales & Charter based in Fort Lauderdale Florida. During her time at RJC, Miss Urbanczyk handled multiple responsibilities for the brokerage house and charter department.  From 2009 to 2011, Miss Urbanczyk, was a legal secretary with the firm Bartett, McDonough & Monaghan LLP located in White Plains, NY. From 2007 to 2009 Miss Urbanczyk, was travel coordinator for TTI Travel Inc. located in New York, NY and from 2002 to 2007 Miss Urbanczyk, was a cruise specialist for Direct Travel Services Inc., located in Fort Lauderdale, Florida.

Conflicts of Interest

A company controlled by Mr. Deme has entered into a three year lease with WCW for the M/Y Acqua yacht.  As part of the lease agreement WCW has agreed to make certain improvements to the yacht to make it suitable for WCW yacht charters.  Mr. Deme and WCW believe that the terms of the lease agreement are fair and reasonable.

Involvement in certain legal proceedings

During the past ten years, none of our directors or executive officers has been:

•	The subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
•	found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;
•	subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation of Acquisition Candidate

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Andrew Deme	2015	—	—	—	—	—	—	—
	2011	—	—	—	—	—	—	—

Lauren Urbanczyk	2015	—	—	—	—	—	—	—
Officer and Director	2014	—	—	—	—	—	—	—

Directors Compensation

WCW directors are not entitled to receive compensation for each meeting except for reimbursement of out-of-pocket expenses. There are not formal or informal arrangements or agreements to compensate directors for services provided as a director.

Employment Contracts and Officer's Compensation

WCW's sole officer and director currently receives $175,000 per year as compensation for his services.  Mr. Deme has been paid $__ for the 2015 fiscal year and $__ for the six months ended June 30, 2016.  WCW currently does not have any written employment agreement with Mr. Deme.  It is anticipated that Mr. Deme will enter into a long term contract with the Company following closing.

Stock Plan and other Long Term Incentive Plan

We currently do not have existing stock option or other long-term incentive plan. Following the closing of the Agreement, we intend to adopt a stock option plan and issue options to its officers, directors, and possibly others.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

WCW has borrowed $324,075 from its sole officer and director. The loan is unsecured, does not accrue interest and is due on demand. Proceeds were used for working capital. WCW is leasing a yacht from its sole officer and director for use in its yacht charters on a per use basis. Improvements to the yacht are being capitalized and depreciated over the three year term of the lease. It is believed that the terms of the Lease Agreement are commercially reasonable.

LEGAL PROCEEDINGS
There are no known legal proceedings against WCW.

WCW RISK FACTORS
You should consider carefully the following information about the risks described below, together with the other information contained in this filing before you decide to buy or maintain an investment in our common stock. We believe the risks described below are the risks that are material to us as of the date of this filing. Additional risks and uncertainties that we are unaware of may also become important factors that affect us. If any of the following risks actually occur, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

Risks Related to WCW
WCW's auditors have raised substantial doubts as to its ability to continue as a going concern.

WCW's financial statements have been prepared assuming it will continue as a going concern. It has a history of losses from operations and an accumulated deficit of $340,209 at December 31, 2015 and $555,980 at June 30, 2016. It has been and expects to continue funding its business through the sale of equity until, if ever, it generates sufficient cash flow to pay its operating expenses. These factors, among others, raise substantial doubt about WCW's ability to continue as a going concern. Its financial statements included elsewhere herein do not include any adjustments that might result from the outcome of this uncertainty. There are no assurances that WCW will be able to increase its revenues and cash flow to a level, which supports profitable operations and provides sufficient funds to pay its obligations. If WCW is unable to continue as a going concern, investors would lose their entire investment in our company.

WCW's management has no experience in operating a public company.

WCW's executive officers and directors have no experience in the management of a publicly traded company. Its management team may not successfully or effectively manage the transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their lack of experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage to WCW in that it is likely that an increasing amount of their time will be devoted to these activities, which will result in less time being devoted to the management and growth of the company. It is possible that WCW will be required to expand its employee base and hire additional employees, such as a chief financial officer experienced in public company financial reporting, to support its operations as a public company, which will increase its operating costs in future periods.

WCW will incur increased costs as a result of becoming a public company, which will increase its operating expenses in future periods.

As a public company, WCW will incur significant legal, accounting and other expenses related to reporting obligations under federal securities laws that it does not incur as a private company. Additional SEC regulation has also substantially increased the accounting, legal, and other costs related to remaining an SEC reporting company. For example, it will need to adopt and incorporate corporate governance policies and procedures as well as enhanced disclosure controls and procedures and internal controls over financial reporting. WCW expects these additional costs will range from $90,000 to $120,000 annually. Until such time, if ever, that WCW generates sufficient revenues from its operations to fund these additional costs, it expects that it will seek additional financing as to which there are no assurances. As of this date, WCW does not have any debt or equity financing in place.  These additional costs will increase WCW's operating expenses in future periods and will adversely impact its ability to report profitable operations in future periods.

Risks Related to WCW's Industry
We operate in an increasingly competitive global environment.

The market for the services offered by WCW is increasingly and intensely competitive. The yacht charter business is also highly fragmented, consisting primarily of local operators and yacht owners. Competition among charter operators is based on location, the type and size of yachts offered, charter rates, destinations serviced, and attention to customer service. Yacht charters also face competition from other travel and leisure options, including, but not limited to, cruises, hotels, resorts, theme parks, organized tours, land-based casino operators, and vacation ownership properties. WCW therefore risks losing business not only to other charter operators, but also to vacation operators that provide such alternatives.  Some of WCW's competitors, particularly travel suppliers such as cruise lines, airlines and hotels, may offer products and services on more favorable terms, including lower prices, no fees or unique access to proprietary loyalty programs, such as points and miles. Many of WCW's competitors, such as travel agencies, have been steadily focusing on increasing online demand on their own websites in lieu of third-party distributors such as us.  WCW cannot assure you that we will be able to compete successfully against current, emerging and future competitors or provide differentiated travel products and services to our client base.

The recent global economic and financial market crisis may have a negative effect on WCW's business and operations.

The recent global economic and financial market crisis has caused, among other things, a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, lower consumer and business spending, and lower consumer net worth, all of which may  have a negative effect on WCW's business and operations.  Many of our customers, and travel suppliers have been severely affected by the current economic turmoil. Current or potential customers may be unable to fund purchases or reduce purchases, all of which has and could continue to lead to reduced demand for our products and services, resulting in reduced gross margins, and increased customer payment delays or defaults. We are also limited in our ability to reduce costs to offset the results of a prolonged or severe economic downturn given certain fixed costs associated with our operations, difficulties if we overstrained our resources, and our long-term business approach that necessitates we remain in position to respond when market conditions improve.  The timing and nature of any recovery in the credit and financial markets remains uncertain, and there can be no assurance that market conditions will improve in the near future or that our results will not be materially and adversely affected. Such conditions make it very difficult to forecast operating results, make business decisions and identify and address material business risks.

Yacht rentals are often located in popular vacation destinations in South Florida and the Caribbean and utilized on a seasonal basis and may be adversely affected by weather and natural disasters.

WCW's yacht charters are currently located in islands throughout the Caribbean. Each region has its own commercial and regulatory requirements related to the listing of vacation rentals.  Factors influencing the desirability of yacht charters in a these regions or during a specific season could adversely affect our ability to obtain new listings and retain existing listings. The occurrence of a significant natural disaster, political turmoil or other regional disturbance could reduce the number of available yacht charters in that area, reducing our listing base and our revenue.

WCW is dependent upon yacht owners for access to their inventory. Other distributors may have similar arrangements with travel providers, some of which may provide better availability or more competitive pricing than that offered by WCW.

WCW anticipates that a significant portion of our revenues will continue to be derived from the brokerage from relatively few yacht providers. Our agreements with our yacht owners can generally be canceled or modified by the yacht owners upon relatively short notice. The loss of a contract, changes in our pricing agreements or more restricted access to yacht providers' inventory could have a material adverse effect on our business, financial condition and results of operations.
WCW's yacht charter business exposes us to certain litigation risks.
Customers consider safety and reliability a primary concern in selecting a yacht charter provider. The yacht charter business may present a number of safety risks including but not limited to; catastrophic disaster, adverse weather and marine conditions, mechanical failure and collision. If WCW is unable to maintain acceptable records for safety and reliability, its ability to retain current customers and attract new customers may be adversely affected. Additionally, any safety issue encountered during a yacht charter may result in claims against WCW as well as negative publicity. These events could have a material adverse effect on the WCW competitive position and financial performance.

There can be no assurance that WCW's systems, procedures and controls will be adequate to support its operations as it expands which could significantly increase our expenses and delay or prevent growth.

WCW expects to continue to grow internally. It expects to spend significant time and effort expanding its existing businesses. There can be no assurance that our systems, procedures and controls will be adequate to support its operations as they expand. Any future growth also will impose significant added responsibilities on members of senior management, including the need to identify, recruit and integrate new senior level managers and executives. There can be no assurance that such additional management will be identified or retained by WCW. To the extent that WCW is unable to manage its growth efficiently and effectively, or is unable to attract and retain qualified management, its business, financial condition and results of operations could be materially adversely affected.

Revenues and earnings are especially sensitive to global events that are out of WCW's control.

WCW's results of operations are dependent upon factors generally affecting the travel industry. Our revenues and earnings are especially sensitive to events that affect domestic and international air travel and vacation. A number of factors could result in an overall decline in demand for travel, including political instability, armed hostilities, international terrorism, extreme weather conditions, a rise in fuel prices, a decline in the value of the U.S. dollar, labor disturbances, excessive inflation, a general weakening in economic activity and reduced employment in the U.S. These types of events could have a material adverse effect on our business, financial condition and results of operations.

The domestic and international leisure travel industry is seasonal. WCW's results have been subject to quarterly fluctuations caused primarily by the seasonal variations in the travel industry.

Net revenues and net income are generally lower in the third quarter. WCW expects seasonality to continue in the future. Quarterly results of operations may also be subject to fluctuations as a result of the changes in the mix of services offered by WCW, internal growth rates, fuel surcharges levied by yacht providers, changes in relationships with certain yacht providers, extreme weather conditions or other factors affecting travel.

The yacht charter industry is extremely competitive and has low barriers to entry.

WCW competes with other yacht charter companies, distributors of travel services, travel providers, travel agents, tour operators and central reservation service providers, some of which have greater experience, brand name recognition and/or financial resources than WCW. WCW's travel providers may decide to compete more directly with WCW and restrict the availability and/or preferential pricing of their capacity. In addition, other distributors may have relationships with certain travel providers providing better availability or more competitive pricing than that offered by WCW. Furthermore, some travel agents have a strong presence in their geographic area, which may make it difficult for WCW to attract customers in those areas.

WCW is dependent on its partnerships with the Destination Clubs.

To date all of the WCW revenues have been generated through its partnerships with the Destination Clubs. The loss or termination of the agreements with the Destination Clubs would have a material adverse effect on WCW's business and operations.

Waters Club is an unproven model in the luxury yacht industry.

It is the intention of WCW to establish Waters Club. It will require additional capital, as to which there is no assurance that WCW will be able to raise, or if available that it can be obtained on reasonable terms. Further, there are no assurances that WCW will be able to enroll a significant number of members to make the enterprise successful. As a result WCW is subject to all of the risks of a new business.

WCW's operations are dependent on the efforts and relationships of Andrew Deme.

WCW's operations and business strategy are dependent on the efforts and relationships of Andrew Deme. If Mr. Deme were unable to continue in his role with the Company, the WCW business could be adversely affected. Although WCW has entered into employment agreement with Mr. Deme there can be no assurance that he will be able to continue in his present capacity for any particular period of time.

Andrew Deme has the ability to control the company's business and corporate affairs.

Andrew Deme beneficially owns shares of common stock in excess of 50% of the total voting power of the common stock of WCW and upon the Share Exchange will control more than 48.9% of the Company's voting shares. Mr. Deme will be able to exercise control over WCW's affairs and be able to elect the entire board of directors and to control the disposition of any matter submitted to a vote of the Company's shareholders.

WCW relies on intellectual property, and we cannot be sure that this intellectual property is protected from copying or use by others, including potential competitors.

WCW regards much of its content and technology as proprietary and tries to protect its proprietary technology by relying on trade secret laws and confidentiality agreements. WCW does not have any patent or trademark protection.  It is possible for someone else to copy or otherwise obtain and use its proprietary technology without its authorization or to develop similar technology independently. Effective trademark, copyright and trade secret protection may not be available in every country in which WCW's services are made available, and policing unauthorized use of proprietary information is difficult and expensive. WCW cannot be sure that the steps it has taken will prevent misappropriation of proprietary information. This misappropriation could have a material adverse effect on WCW's business. In the future, WCW may need to go to court to enforce its intellectual property rights, to protect WCW's trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation might result in substantial costs and diversion of resources and management attention.

WCW's processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights.

In the processing of our traveler transactions, WCW receives and stores a large volume of personally identifiable information. This information is increasingly subject to legislation and regulations in numerous jurisdictions around the world. This government action is typically intended to protect the privacy of personal information that is collected, processed and transmitted in or from the governing jurisdiction. WCW could be adversely affected if legislation or regulations are expanded to require changes in WCW's business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect WCW's business, financial condition and results of operations. As privacy and data protection have become more sensitive issues, WCW may also become exposed to potential liabilities as a result of differing views on the privacy of travel data. These and other privacy developments that are difficult to anticipate could adversely affect WCW's business, financial condition and results of operations.

WCW FINANCIAL STATEMENTS AND EXHIBITS

Waters Club Worldwide, Inc.

Index to Financial Statements

Page

Report of Independent Registered Public Accounting Firm	FF-2

Financial Statements:

Consolidated Balance Sheets as of December 31, 2015 and 2014	FF-3

Consolidated Statements of Operations for the year ended December 31, 2015 and from inception September 23, 2014 through December 31, 2014	FF-4

Consolidated Statements of Changes in Stockholders' Deficit, from inception September 23, 2014 through December 31, 2014 and for the year ended December 31, 2015	F F-5

Consolidated Statements of Cash Flows for the year ended December 31, 2015 and from inception September 23, 2014 through December 31, 2014	F-F6

Notes to Financial Statements	FF-7 – FF-16

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders' of Waters Club Worldwide, Inc.:
We have audited the accompanying consolidated balance sheets of Waters Club Worldwide, Inc. (the "Company") as of December 31, 2015 and 2014, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2015 and for the period from inception (September 23, 2014) through December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014, and the results of its operations, changes in stockholders' equity and its cash flows for the year ended December 31, 2015 and for the period from inception (September 23, 2014) through December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, these conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.
/s/ Anton Chia, LLP
Newport Beach, California
June 17, 2016

Waters Club Worldwide, Inc.
Consolidated Balance Sheets

	December 31,
	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$206,291	$623,826
Prepaid expenses	-	40,000
Deposits	152,500	-
Total current assets	358,791	663,826

Total assets	$358,791	$663,826

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Deferred revenue	$624,000	$674,025
Total current liabilities	624,000	674,025

Total liabilities	624,000	674,025

Stockholders' deficit
Common stock, $0.0001 par value; 200,000,000 shares authorized; 79,000,000 and 0 shares issued and outstanding, as of December 31, 2015 and 2014, respectively	7,900	-
Additional paid in capital	67,100	-
Accumulated deficit	(340,209)	(10,199)
Total stockholders' deficit	(265,209)	(10,199)

Total liabilities and stockholders' deficit	$358,791	$663,826

Waters Club Worldwide, Inc.
Consolidated Statements of Operations

	Year ended December 31, 2015	Period from September 23, 2014 through December 31, 2014

Charter revenue	$2,412,366	$202,025
Cost of goods sold	2,161,428	176,201
Gross Profit	$250,938	$25,824

Operating expenses
General and administrative	580,948	36,023
Total operating expenses	580,948	36,023

Loss from Operations	$(330,010)	$(10,199)

Provision for Income Tax	$-	$-

Net loss	$(330,010)	$(10,199)

Basic and diluted loss per common share	$(0.01)	$-

Basic and diluted weighted average shares outstanding	35,383,699	-

Waters Club Worldwide, Inc.
Consolidated Statement of Changes in Stockholders' Deficit For the Period from Inception September 23, 2014 through December 31, 2014 and For the Year Ended December 31, 2015

	Preferred Stock		Common Stock		Additional Paid In Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance, September 23, 2014 (inception)	-	-	-	$-	$-	$-	$-

Net loss, period from September 23, 2014 through December 31, 2014	-	-	-	-	-	(10,199)	(10,199)
Balance, December 31, 2014	-	$-	-	$-	$-	$(10,199)	$(10,199)

Common stock issued for cash	-	-	3,350,000	335	74,665	-	75,000
Common stock issued to founders	-	-	75,650,000	7,565	(7,565)	-	-
Net loss, year ending December 31, 2015	-	-	-	-	-	(330,010)	(330,010)
Balance, December 31, 2015	-	$-	79,000,000	$7,900	$67,100	$(340,209)	$(265,209)

Waters Club Worldwide, Inc.
Consolidated Statements of Cash Flows

	Year ended December 31, 2015	Period from September 23, 2014 through December 31, 2014
Cash flows provided by (used in) from operating activities
Net loss	$(330,010)	$(10,199)
Changes in operating liability:
Prepaid expenses	40,000	(40,000)
Deferred revenue	(50,025)	674,025
Net cash used in operating activities	(340,035)	623,826

Cash flows used in investing activities
Increase in deposit	(152,500)	-
Net cash used in investing activities	(152,500)	-

Cash flows from financing activities
Proceeds from sales of common stock	75,000	-
Net cash provided by financing activities	75,000	-

Net change in cash	(417,535)	623,826
Cash, beginning of year	623,826	-
Cash, end of year	$206,291	$623,826

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Waters Club Worldwide, Inc.
Notes to Financial Statements
December 31, 2015

Note 1 - Nature of Business

Waters Club Worldwide, Inc., a Florida corporation formerly known as Sea Groups Yachting, LLC ("the Company") was incorporated in Florida in September 2014.  In July 2015, the Company changed its name to Waters Club Worldwide, Inc. The Company sells yacht charters through its wholly-owned subsidiaries: Water Club VI Venture I, Inc., Water Club VI Venture II Inc., and Water Club Bahamas Venture I, Inc. All are Florida corporations.

Note 2 - Going Concern

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has losses from inception and negative working capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan. There can be no assurance that the Company will be successful in order to continue as a going concern.

Note 3 - Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated. The Company makes operating decisions, assesses performance and manages the business as one reportable segment.

Basis of Presentation

This summary of significant accounting policies is presented in understanding the Company's financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Related Party Transactions

FASB ASC 850, "Related Party Disclosures" requires companies to include in their financial statements disclosures of material related party transactions.  The Company discloses all material related party transactions.  Related parties are defined to include any principal owner, director or executive officer of the Company and any immediate family members of a principal owner, director or executive officer.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

Revenues from yacht charters are recorded when the charter is completed.

Waters Club Worldwide, Inc.
Notes to Financial Statements
December 31, 2015

Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents included cash in the bank, cash on hand and highly liquid investments.

Deposits

A refundable security deposit of $150,000 for a yacht is currently being held by a third party.  A refundable security deposit of $2,500 is currently being held by the Company's bank for its credit card.

Income taxes

The Company accounts for income taxes under ASC 740 "Income Taxes". Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Earnings Per Share Information

FASB ASC 260, "Earnings Per Share" provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company's present or future consolidated financial statements.

Note 4 - Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Under ACS 740 "Income Taxes," when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period. The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended December 31, 2015 or 2014 applicable under ACS 740.  As a result of the adoption of ACS 740, we did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet.

Waters Club Worldwide, Inc.
Notes to Financial Statements
December 31, 2015

The component of the Company's deferred tax asset as of December 31, 2015 and 2014 are as follows:

	12/31/15	12/31/14
Net operating loss carryforwards	$123,933	$3,838
Less valuation allowance	(123,933)	(3,838)
Deferred income tax asset, net	$-	$-

The Company is subject to U.S. federal and state tax examinations for 2014 and 2015.  To the Company's knowledge, none of its federal or state income tax returns are currently under examination.

A reconciliation of income taxes computed at the 34% statutory rate to the income tax recorded is as follows:

	12/31/15	12/31/14
Statutory federal income tax rate	34.0%	34.0%
State income taxes	3.6%	3.6%
Tax effect of non-deductible items	(0.2)%	0.0%
Valuation allowance	(37.4)%	(37.6)%

Effective tax rate	0.0%	0.0%

The Company did not pay any income taxes during the years ended December 31, 2015 or 2014. The net federal operating loss carry forward will expire in 2029. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

Note 5 - Stockholders' Equity

The authorized common stock of the Company consists of 200,000,000 shares with a $0.0001 par value. Classes and series of Preferred Stock may be created and issued, however none is authorized at this time.

There were no equity transactions in 2014. In 2015, the Company issued 75,650,000 shares to the Company founders for nominal consideration. The Company issued 3,350,000 shares for total cash consideration of $75,000 in 2015.

Note 6 – Deferred Revenue

The Company requires prepayment of its yacht charters.  The payments are recorded in the accompanying consolidated balance sheets as deferred revenue.

At December 31, 2015 and 2014, deferred revenue were $624,000 and $674,025, respectively.

Note 7 – Subsequent Events

In March 2016, the Company issued 1,000,000 shares of common stock for total cash consideration of $100,000.

Waters Club Worldwide, Inc. Consolidated Balance Sheets

	June 30, 2016	December 31, 2015
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$93,636	$206,291
Accounts receivable	180,000	-
Deposits	152,500	152,500
Total current assets	426,136	358,791

Yacht improvements, net	293,498	-
Total assets	$719,633	$358,791

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$121	$-
Refunds due to customer	18,000	-
Deferred revenue	666,750	624,000
Loan payable	91,667	-
Related party payable	324,075	-
Total current liabilities	1,100,613	624,000

Total liabilities	1,100,613	624,000

Stockholders' deficit
Common stock, $0.0001 par value; 200,000,000 shares authorized; 80,000,000 and 79,000,000 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	8,000	7,900
Additional paid in capital	167,000	67,100
Accumulated deficit	(555,980)	(340,209)
Total stockholders' deficit	(380,980)	(265,209)

Total liabilities and stockholders' deficit	$719,633	$358,791

See accompanying notes to the consolidated unaudited financial statements.

Waters Club Worldwide, Inc.
Consolidated Statement of Operations (Unaudited)

	Three months ended June 30, 2016	Three months ended June 30, 2015	Six months ended June 30, 2016	Six months ended June 30, 2015

Charter revenue	$584,088	$559,441	$1,052,088	$1,198,466
Cost of goods sold	508,918	674,532	963,297	1,422,889
Net revenues	$75,170	$(115,091)	$88,791	$(224,423)

Operating expenses
General and administrative	120,991	126,818	267,873	316,170
Depreciation	36,688	-	36,688	-
Total operating expenses	157,679	126,818	304,561	316,170

Net loss	$(82,509)	$(241,909)	$(215,770)	$(540,594)

Basic and diluted loss per common share	$(0.00)	$0.00	$(0.00)	$0.00

Basic and diluted weighted average shares outstanding	80,000,000	0	79,626,374	0

See accompanying notes to the consolidated unaudited financial statements.

Waters Club Worldwide, Inc.
Consolidated Statements of Cash Flows (Unaudited)

	Six months ended June 30, 2016	Six months ended June 30, 2015
Cash flows used in operating activities
Net loss	$(215,770)	$(540,594)
Non cash adjustment
Depreciation expense	36,688	-
Changes in operating assets and liabilities
Accounts receivable	(180,000)	-
Prepaid expenses	-	40,000
Accounts payable	121	2,593
Refunds due to customer	18,000	-
Deferred revenue	42,750	1,975
Net cash used in operating activities	(298,211)	(496,025)

Cash flows used in investing activities
Capital expenditures	(330,186)	-
Net cash used in investing activities	(330,186)	-

Cash flows from financing activities
Proceeds from sales of common stock	100,000	-
Loan payable	91,667	-
Related party payable	324,075	-
Net cash provided by financing activities	515,742	-

Net change in cash	(112,655)	(496,025)
Cash, beginning of period	206,291	623,826
Cash, end of period	$93,636	$127,801

Supplemental cash flow information
Cash paid for interest	$20,417	$-
Cash paid for income taxes	$-	$-

See accompanying notes to the consolidated unaudited financial statements.

Waters Club Worldwide, Inc. and Subsidiaries
Notes to Consolidated Unaudited Financial Statements
June 30, 2016

Note 1 - Nature of Business

Waters Club Worldwide, Inc., a Florida corporation formerly known as Sea Groups Yachting, LLC ("the Company") was incorporated in Florida in September 2014.  In July 2015, the Company changed its name to Waters Club Worldwide, Inc.  The Company sells yacht charters through its wholly-owned subsidiaries:  Water Club VI Venture I, Inc., Water Club VI Venture II Inc., and Water Club Bahamas Venture I, Inc.  All are Florida corporations.

Note 2 - Going Concern

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has losses from inception and negative working capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan. There can be no assurance that the Company will be successful in order to continue as a going concern.

Note 3 - Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated.  The Company makes operating decisions, assesses performance and manages the business as one reportable segment.

Basis of Presentation

The accompanying unaudited financial statements have been prepared from the books and records of the Company in accordance with U.S. GAAP and Rule 10-01 of Regulation S-X promulgated by the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. The statements of operations for the three months ended March 31, 2016 are not necessarily indicative of the results to be expected for the full year or any future interim period. These unaudited financial statements should be read in conjunction with the financial statements for the period inception through December 31, 2015 and notes thereto and other pertinent information contained in the Company's post-effective amendment for registration statement. In the opinion of management, all adjustments considered necessary for a fair presentation of the results for the interim periods presented have been reflected in such financial statements.

Related Party Transactions

FASB ASC 850, "Related Party Disclosures" requires companies to include in their financial statements disclosures of material related party transactions.  The Company discloses all material related party transactions.  Related parties are defined to include any principal owner, director or executive officer of the Company and any immediate family members of a principal owner, director or executive officer.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Waters Club Worldwide, Inc. and Subsidiaries
Notes to Consolidated Unaudited Financial Statements
June 30, 2016

Revenue Recognition

Revenues from yacht charters are recorded when the charter is completed.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents included cash in the bank, cash on hand and highly liquid investments.

Deposits

A refundable security deposit of $150,000 for a yacht is currently being held by a third party.   A refundable security deposit of $2,500 is currently being held by the Company's bank for its credit card.

Yacht Improvements

Improvements to a leased yacht are being capitalized and amortized over a three-year period.

Income taxes

The Company accounts for income taxes under ASC 740 "Income Taxes". Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Earnings Per Share Information

FASB ASC 260, "Earnings Per Share" provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company's present or future consolidated financial statements.

Waters Club Worldwide, Inc. and Subsidiaries
Notes to Consolidated Unaudited Financial Statements
June 30, 2016

Note 4 - Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Under ACS 740 "Income Taxes", when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period. The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the three months ended June 30, 2016 or 2015 applicable under ACS 740.  As a result of the adoption of ACS 740, we did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet.

The component of the Company's deferred tax asset as of June 30, 2016 and December 31, 2015 are as follows:

	6/30/16	12/31/15
Net operating loss carryforwards	$208,710	$123,933
Less valuation allowance	(208,710)	(123,933)
Deferred income tax asset, net	$-	$-

The Company is subject to U.S. federal and state tax examinations for 2014 and 2015.  To the Company's knowledge, none of its federal or state income tax returns are currently under examination.

A reconciliation of income taxes computed at the 34% statutory rate to the income tax recorded is as follows:

	6/30/16	12/31/15
Statutory federal income tax rate	34.0%	34.0%
State income taxes	3.6%	3.6%
Tax effect of non-deductible items	(0.3)%	0.0%
Valuation allowance	(37.3)%	(37.6)%

Effective tax rate	0.0%	0.0%

The Company did not pay any income taxes during the years ended December 31, 2015 or 2014.  The net federal operating loss carry forward will expire in 2029.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

Note 5 - Stockholders' Equity

The authorized common stock of the Company consists of 200,000,000 shares with a $0.0001 par value.  Classes and series of Preferred Stock may be created and issued, however none is authorized at this time.

There were no equity transactions in 2014.  In 2015, the Company issued 75,650,000 shares to the Company founders for nominal consideration.  The Company issued 3,350,000 shares for total cash consideration of $75,000 in 2015.

In March 2016, the Company issued 1,000,000 shares of common stock for total cash consideration of $100,000.

Waters Club Worldwide, Inc. and Subsidiaries
Notes to Consolidated Unaudited Financial Statements
June 30, 2016

Note 6 – Deferred Revenue

The Company requires prepayment of its yacht charters.  The payments are recorded in the accompanying consolidated balance sheets as deferred revenue.

At June 30, 2016 and December 31, 2015, deferred revenue were $666,750 and $624,000, respectively.

Note 7 – Commitments

The Company has sales contracts in place to operate yacht charters and a yacht charter contract, both through the end of 2017.

The Company borrowed $100,000 from an unrelated third party.  Payment is due in twelve installments and will be paid in full at December 31, 2016.

Note 8 – Related Party Transactions

In the six months ended June 30, 2016, the Company received loans from its President.  The balance at June 30, 2016 was $324,075.  The loan is unsecured, does not accrue interest, and is due on demand.  There is no prepayment penalty.

The Company is leasing a yacht from its President.  Improvements to the yacht are being capitalized and depreciated over a three-year period.

Note 9 – Subsequent Events

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Petrus Resources Corporation in connection with the sale of the common stock being registered. Petrus Resources Corporation has agreed to pay all costs and expenses in connection with this offering of common stock. Miguel Dotres is the source of the funds for the costs of the offering. Mr. Dotres has no agreement in writing to pay the expenses of this offering on behalf of Petrus Resources Corporation and thus such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$4,000
Accounting Fees	$2,975
Escrow Fees	$2,075
Registration Fee	$50

Total	$10,000

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Petrus Resources Corporation's Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Delaware law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, Petrus Resources Corporation issued no unregistered securities in private transactions without registering the securities under the Securities Act.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3 a)	Articles of Incorporation*
3 b)	Bylaws adopted on May 28, 2014*
5.1	Opinion of Pearlman Law Group LLP
10.1	Escrow Agreement *
10.2	Form of Subscription Agreement *
10.3	Share Exchange and Plan of Reorganization dated March 3, 2016 (previously filed as Exhibit to Form 8-K filed on March 7, 2016)
10.4	Lease Agreement
10.5	First Amendment to Permitted Users Agreement
23.1	Consent of Independent Auditor for Petrus Resources Corporation
23.2	Consent of Independent Auditor for Waters Club Worldwide, Inc.
23.3	Consent of Pearlman Law Group LLP (contained in Exhibit 5.1)

*Previously filed.

Part II -- Page 1

ITEM 17 - UNDERTAKINGS
UNDERTAKINGS
a.	The undersigned registrant hereby undertakes:

1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that:

A.    Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.    Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Part II -- Page 2

5.    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

b.    The undersigned registrant hereby undertakes that:

1.  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the   initial bona fide offering thereof.

Part II -- Page 3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Miami, State of Florida on September 26, 2016.

Petrus Resources Corporation
(Registrant)

By: /s/ Miguel Dotres
Miguel Dotres, President, Chief Executive Officer
and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	President, Director	September 26, 2016
Miguel Dotres	Chief Executive Officer
Principal Financial Officer and Principal Accounting Officer

Arlette Bransfield	Secretary	September 26, 2016

Part II -- Page 4